Exhibit 99.1


Procyon Corporation (OTC BB: PCYN) Announces  Repurchase Program of Common Stock



Procyon Corporation, a Clearwater, Florida based company (the "Company") whose subsidiaries include Amerx Health Care Corporation - www.Amerigel.com - and Sirius Medical Supply - www.siriusmedical.com - announced today that the Board of Directors of the Company approved a plan on December 8, 2007 to repurchase shares of Procyon Corporation's outstanding common stock. The repurchase plan authorizes management to repurchase from time to time up to 10% of the total outstanding shares of common stock as of December 8, 2007, subject to applicable SEC regulations and compliance with the Company's trading window policies. The Board's authorization is based on its belief that Procyon's common stock is underpriced at times given the Company's working capital, liquidity, assets, book value and future prospects. The shares may be repurchased from time to time in the open market, through block purchases or in privately negotiated transactions depending upon market conditions and other factors, in accordance with SEC Rule 10b-18. Procyon has no commitment or obligation to purchase all or any portion of the authorized shares. All shares purchased are canceled and returned to the status of authorized but unissued common stock.

Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: When used in this release, the words "may", "will", "expect," "anticipate," "continue," "estimate," "project," "intend," "believe," and similar expressions, variations or the negative of these words, and any statement regarding possible or assumed future results of operations of our business, the markets for our products, anticipated expenditures, regulatory developments or competition, or other statements regarding matters that are not historical facts, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such forward-looking statements are subject to various risks and uncertainties, including, but not limited to, the following: business conditions in the skin and wound care market and the general economy, competitive factors, changes in product mix, production delays, manufacturing capabilities, and other risks or uncertainties detailed in other of the Company's Securities and Exchange Commission filings. Additional information on these and other factors that could affect our financial results is included in our Form 10-KSB for the year ended June 30, 2006. There may be other factor not mentioned above, in the discussion below or included in our Securities and Exchange Commission filings that may cause actual results to differ materially from any forward-looking statements. The reader should not place undue reliance on any forward-looking statements. Neither the Company nor any of its corporate officers or key employees assumes any obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.